Exhibit 10.18

VDFOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of November 27, 2019 among AMVAC CHEMICAL CORPORATION, a California corporation (the "Company"), AMVAC NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands ("AMVAC Netherlands"), AMVAC C.V., a commanditaire vennootschap, organized under the law of the Netherlands (collectively, with AMVAC Netherlands, the "Designated Borrowers"), AMERICAN VANGUARD CORPORATION, a Delaware corporation ("American Vanguard"), GEMCHEM, INC., a California corporation ("GemChem"), 2110 DAVIE CORPORATION, a California corporation ("2110 Davie"), AVD INTERNATIONAL LLC, a Delaware limited liability company (collectively, with the Designated Borrowers, American Vanguard, GemChem and 2110 Davie, the "Guarantors"), the Lenders party hereto, and BANK OF THE WEST, as Agent.

RECITALS

A.Pursuant to a Second Amended and Restated Credit Agreement dated as of June 17, 2013 (as amended by a First Amendment dated as of July 11, 2014, a Second Amendment dated as of April 14, 2015, and a Third Amendment dated as of June 30, 2017 the "Credit Agreement") among the Company, the Guarantors, the Designated Borrowers, the Lenders party thereto and the Agent, the Lenders extended and agreed to extend credit to the Borrowers.  Capitalized terms used herein which are not otherwise defined shall have the meanings given them in the Credit Agreement.

B.The Company, the Guarantors and the Lenders have agreed to amend certain terms of the Credit Agreement as further provided in this Amendment.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.Amendments.  On the Amendment Effective Date (as defined in Section 3 below), immediately after giving effect to, and in reliance on the representations and warranties of the Borrowers set forth herein:

(a)Permitted Acquisitions. Clause (h) of the definition of "Permitted Acquisitions" in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

(h)The Acquisition Consideration for such Acquisition and all other Acquisitions made after the Closing Date is less than $225,000,000 in the aggregate; and

(b)Investments.  Section 8.05(f) of the Credit Agreement is amended and restated in its entirety to read as follows:

(f)Investments made after the Closing Date in Foreign Wholly-Owned Subsidiaries (including, without limitation, the Guaranty by the Affiliate Domestic Guarantors of Loans made by the Lender to Designated Borrowers) in an aggregate amount that does not exceed $200,000,000; and

(c)Compliance Certificate. The form of Compliance Certificate appearing as Exhibit D to the Credit Agreement is amended and restated in its entirety to read as set forth on Exhibit D to this Amendment.

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(d)Administrative Changes.  Section 3.03 (Inability to Determine Rates) of the Credit Agreement is amended and restated and new Sections 10.13 (Certain ERISA Matters) and 11.24 are added immediately after Sections 9.12 and 11.23, respectively, of the Credit Agreement, each to read as follows:

3.03Inability to Determine Rates.

(a)If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof,(i) the Agent determines that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (B) (1) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Alternate Base Rate Loan and (2) the circumstances described in Section 3.03(c)(i) do not apply or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) (in each case with respect to this clause (i),"Impacted Loans"), or (ii) the Agent or the Required Lenders determine that for any reason Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Alternate Base Rate, the utilization of the Eurocurrency Rate component in determining the Alternate Base Rate shall be suspended, in each case until the Agent (or, in the case of a determination by the Required Lenders described in clause (ii ) of this Section 3.03(a) , until the Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Alternate Base Rate Loans in Dollars in the amount specified therein.

(b)Notwithstanding the foregoing, if the Agent has made the determination described in clause (a)(i) of this Section 3.03, the Agent in consultation with the Company, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section 3.03, (ii) the Agent or the Required Lenders notify the Agent and the Borrowers that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Agent and the Company written notice thereof.

(c)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, but without limiting Sections 3.01(a) and (b) above, if the Agent determines (which determination shall be conclusive and binding upon all parties hereto absent manifest error), or the Company or Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to the Borrowers) that the Borrowers or Required Lenders (as applicable) have determined (which determination likewise shall be conclusive and binding upon all parties hereto absent manifest error) that:

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(i)adequate and reasonable means do not exist for ascertaining LIBOR Rate for any requested Interest Period, including, without limitation, because the LIBOR quote on the applicable screen page or other commercially available source providing such quotations designated by Agent (the "LIBOR Screen Rate") is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)the administrator of the LIBOR Screen Rate or a Governmental Authority having or purporting to have jurisdiction over the Agent has made a public statement identifying a specific date after which LIBOR Rate  or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans in the applicable currency (such specific date, the " Scheduled Unavailability Date "), or

(iii)syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate,

(iv)then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice, as applicable, the Agent and the Company may amend this Agreement to replace LIBOR Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a "LIBOR Successor Rate"), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent.

(d)If no LIBOR Successor Rate has been determined and the circumstances under clause (c)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Company and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (ii) the Eurocurrency Rate component shall no longer be utilized in determining the Alternate Base Rate. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Alternate Base Rate Loans (subject to the foregoing clause (ii )) in the amount specified therein.

(e)Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

(f)For purposes hereof, "LIBOR Successor Rate Conforming Changes" means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Alternate Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Agent in consultation with the Company, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Agent determines is reasonably necessary in connection with the administration of this Agreement).

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10.13Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using "plan assets" (within the meaning of Section 3(42) of ERISA or otherwise) of one or more employee benefit plans (as defined in ERISA) that is subject to Title I of ERISA, plans as defined in and subject to 4975 of the Code or any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code the assets of any such employee benefit plan or plan (each a "Benefit Plan") with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,

(ii)the transaction exemption set forth in one or more prohibit transactions class exemptions issued by the U.S. Department of Labor, as any such exemption may be amended from time to time (each a "PTE"), such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) clause (i) in the immediately preceding clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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11.24Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for swap or hedging agreements or any other agreement or instrument that is a qualified financial contract, as used in and interpreted in accordance with 12 U.S.C. 5390(c)(8)(D) (a "QFC"; such support, "QFC Credit Support " and each such QFC a "Supported QFC "), the parties acknowledge and agree with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of California and/or of the United States or any other state of the United States) that in the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or an "affiliate' (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 184(k)) (a "BHC Act Affiliate") of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the default rights (as such term is used in, and interpreted in accordance with 12 C.R.F. Sections 252.81, 47.2 or 382.1, as applicable) under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.  As used herein, "Covered Entity" means any of the following:  (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. Section 252.82(b); (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. Section 47.3(b); or (iii) a "covered FSI" as that term is defined in, and interprented in accordance with, 12 C.F.R. Section 382.2(b).

2.Conditions Precedent to Effectiveness.  This Amendment shall be effective as of the date (the "Amendment Effective Date") when the Agent determines that the following conditions have been satisfied:

(a)Agent shall have received, by original or electronic transmission (promptly followed by originals), Executed counterparts of this Amendment from each of the Loan Parties and the Lenders.

(b)all acts and conditions required to be done and performed and to have happened precedent to the execution, delivery and performance of this Amendment and to constitute the same a legal, valid and binding obligation of the parties, enforceable in accordance with its terms shall have been done and performed and shall have happened in due and strict compliance with all applicable laws;

(c)all documentation shall be reasonably satisfactory in form and substance to the Agent and its counsel;

(d)any fees and expenses of counsel required by the Agent to be paid on or before the Amendment Effective Date shall have been paid,

(e)there shall not have occurred and be continuing a Default or Event of Default; and

(f)to the extent that any Borrower qualifies as a "legal entity customer" under 31 C.R.F. Section 1010.230 (the "Beneficial Ownership Regulation"), the Borrower shall have delivered to each Lender that so requests a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

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3.Miscellaneous Provisions.

(a)Representations and Warranties.  Each Loan Party hereby represents and warrants to the Agent and each Lender that each of the representations and warranties of the Company and each other Loan Party contained in Article VI of the Credit Agreement and in any other Loan Document shall be true and correct in all material respects on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b)Ratification.  The Credit Agreement and each of the other Loan Documents, as amended hereby, is hereby ratified and remains in full force and effect.

(c)Confirmation. Each Loan Party hereby confirms and agrees that:

(i)at the time of the entering into the Security Documents governed by Dutch law, it was their intention (and it is still their intention and agreement) that any security right created under such Security Document was intended to secure the obligations as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Loan Document or other agreement or instrument of the Borrowers and the other obligors under the Loan Documents;

(ii)any security right created under the Security Documents governed by Dutch law shall extend to, and shall secure, the liabilities and obligations of the Loan Parties under the Credit Agreement as amended by and in accordance with the terms of this Amendment; and

(iii)any amount owed by the Loan Parties under the Credit Agreement as amended by and in accordance with the terms of this Amendment are part of the definition of (a) "Secured Obligations" (as defined in the Security Documents governed by Dutch law), (b) "Parallel Debt" (as defined in the Credit Agreement) and (c) "Corresponding Obligations" (as defined in the Credit Agreement);

(d)Entire Agreement.  This Amendment embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof.

(e)Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of California, without giving effect to choice of law rules.

(f)Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment by signing any such counterpart.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

AMVAC CHEMICAL CORPORATION, as the Company

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	CAO, General Counsel and Secretary

Signature Page to Fourth Amendment to Second Amended and Restated Credit Agreement

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AMERICAN VANGUARD CORPORATION, as a Guarantor

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	CAO, General Counsel and Secretary

GEMCHEM, INC., as a Guarantor

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	CAO, General Counsel and Secretary

2110 DAVIE CORPORATION, as a Guarantor

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	CAO, General Counsel and Secretary

AVD INTERNATIONAL LLC, as a Guarantor

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	CAO, General Counsel and Secretary

AMVAC NETHERLANDS B.V., as a Designated Borrower and as a Guarantor

/s/ Peter Eilers
Name:	Peter Eilers
Title:	Managing Director

AMVAC C.V., as a Designated Borrower and as a Guarantor

By:	AMVAC Chemical Corporation, General Partner

	By:	/s/ Timothy J. Donnelly
	Name:	Timothy J. Donnelly
	Title:	CAO, General Counsel and Secretary

Signature Page to Fourth Amendment to Second Amended and Restated Credit Agreement

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BANK OF THE WEST, as Agent

By:	/s/ Daryl R. Krause
Name:	Daryl R. Krause
Title:	Managing Director

BANK OF THE WEST, as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Shikha Rehman
Name:	Shikha Rehman
Title:	Director

Signature Page to Fourth Amendment to Second Amended and Restated Credit Agreement

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BMO HARRIS FINANCING, INC., as Lender

By:	/s/ Andrew Gagle
Name:	Andrew Gagle
Title:	Director

Signature Page to Fourth Amendment to Second Amended and Restated Credit Agreement

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WELLS FARGO BANK, N.A., as Lender

By:	/s/ Mackenzie Collins
Name:	Mackenzie Collins
Title:	Vice President

Signature Page to Fourth Amendment to Second Amended and Restated Credit Agreement

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UMPQUA BANK, as Lender

By:	/s/ Stacy E. Pizzuti
Name:	Stacy E. Pizzuti
Title:	SVP

Signature Page to Fourth Amendment to Second Amended and Restated Credit Agreement

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AGSTAR FINANCIAL SERVICES, PCA, as Lender

By:	/s/ Graham J. Dee
Name:	Graham J. Dee
Title:	Director, Capital Markets

Signature Page to Fourth Amendment to Second Amended and Restated Credit Agreement

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GREENSTONE FARM CREDIT SERVICES, ACA, as Lender

By:	/s/ Bradley K. Hibbert
Name:	Bradley K. Hibbert
Title:	VP of Capital Markets

Signature Page to Fourth Amendment to Second Amended and Restated Credit Agreement

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CERTIFICATE OF AUTHORIZED OFFICER

The undersigned hereby certifies to the Agent that (1) each of the Loan Parties has previously delivered to the Agent a true, correct and  complete copy of its Organization Documents (collectively, the "Delivered Organization Documents"), (2) since such delivery, there has been no change in the Delivered Organization Documents except for those changes attached, and no such document has been repealed, revoked, rescinded or amended in any respect, and each remains in full force and effect, (3) each of the Loan Parties remains in good standing in the jurisdiction of its organization, (4) the resolutions (the "Delivered Resolutions") previously delivered to the Agent by the Loan Parties authorize the execution, delivery and performance of the foregoing Amendment, (5) the Delivered Resolutions authorize the Person(s) holding the office(s) indicated above or, if none, the office(s) held by the Person(s) executing the foregoing (the "Authorized Executing Office") to execute the foregoing on behalf of the respective Loan Parties, (6) each Person executing the foregoing Amendment on behalf of a Loan Party has been duly elected and now holds the Authorized Executing Office set forth below his(her) name, and the signature set forth above is his(her) true signature, (7) the undersigned is authorized to deliver this Certificate on behalf of each of the Loan Parties, and (8) the Agent may conclusively rely on this Certificate unless and until superseding documents shall be delivered to the Agent.

Type/Print Name:	Tim J. Donnelly

Certificate of Authorized Officer

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EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: _____________________________________

To:Bank of the West, as Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of June 17, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among AMVAC Chemical Corporation, a California corporation (the "Company"), the Designated Borrowers from time to time party thereto, the other Loan Parties and Lenders from time to time party thereto, and Bank of the West, as Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _________________________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.The Company has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of American Vanguard ended, as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of American Vanguard and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of American Vanguard and its Subsidiaries during the accounting period covered by such financial statements.

3.A review of the activities of American Vanguard and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each of the Borrowers performed and observed all its Obligations under the Loan Documents, and

Form of Compliance Certificate

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[select one:]

[to the best knowledge of the undersigned during such fiscal period each of the Borrowers performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.The representations and warranties of (i) the Loan Parties contained in Article VI of the Agreement and (ii) each Loan Party contained in each other Loan Documents or in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 6.01 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ____________ ______, ______.

AMVAC CHEMICAL CORPORATION

By:
Name:
Title:

Form of Compliance Certificate

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SCHEDULE 1

to the Compliance Certificate

[attach financial statements]

Schedule 1 to Form of Compliance Certificate

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SCHEDULE 2

to the Compliance Certificate

For the Quarter/Year ended __________________________ ("Statement Date")

($ in 000's)

I.	Section 8.08(a) — Consolidated Funded Debt Ratio

	A.	Consolidated Funded Indebtedness (incl. Letters of Credit, Capitalized Leases, Amounts Outstanding Under Product Acquisition Agreements, etc.)

		1.	Consolidated Funded Indebtedness:	$

	B.	Consolidated EBITDA for the four fiscal quarters just ended:

		1.	Consolidated Net Income:	$
		2.	Consolidated Interest Expense:	$
		3.	Provision for taxes:	$
		4.	Depreciation and amortization:	$
		5.	Nonrecurring non-cash charges and up to $5,000,000 in related cash charges subject to consent of Agent:	$
		6.	Losses (gains) on the sale of fixed assets:	$
		7.	Non-cash stock based compensation expenses:	$
		8.	Extraordinary losses (gains):	$
		9.	Losses (gains) from Dispositions of assets and discontinued operations outside of the ordinary course of business:	$
		10.	EBITDA subject to consent of Agent related to Acquisitions pursuant to Permitted Acquisitions under the Credit Agreement	$
		11.	Consolidated EBITDA (Sum of 1+2+3+4+5+/-6+7+/-8+/-9+10):	$

	C.	Consolidated Funded Debt Ratio (Ratio of 1.A.1 to 1.B.11):

Not to exceed   3.25 to 1.00 from March 31, 2016 and thereafter

Applicable Rate
Pricing Level	Consolidated Funded Debt Ratio	Unused fee	Eurocurrency Rate +	Alternate Base Rate +
			Standby Letter of Credit Fees Daily One-Month LIBOR+*
I	>3.00:1.00	0.30%	2.25%	1.25%
II	<3.00:1.00 but >2.25:1.00	0.25%	2.00%	1.00%
III	<2.25:1.00 but >1.50:1.00	0.20%	1.75%	0.75%
IV	<1.50:1.00	0.15%	1.50%	0.50%

Applicable Rate based on the most recently submitted Compliance Certificate:	Level

Applicable Rate based on current Compliance Certificate:	Level

Schedule 2 to Form of Compliance Certificate

1187805/LA	-1-

II.	Section 8.08(b) — Consolidated Fixed Charge Coverage Ratio

	A.	Adjusted Consolidated EBITDA:

		1.	Consolidated EBITDA (I.B.11 above):	$
		2.	Maintenance Capital Expenditures up to 2% of book value:	$
		3.	Adjusted Consolidated EBITDA (1 minus 2):	$

	B.	The sum of:

		1.	Consolidated Interest Expense paid in cash:	$
		2.	Principal payments paid or payable on Consolidated Funded Indebtedness (other than Loans and L/C Obligations):	$
		3.	Federal, state, local and foreign income taxes paid in cash:	$
		4.	Distributions made:	$
		5.	Total (sum of 1+2+3+4):	$

	C.	Ratio of II.A.3 to II.B.5:

Not to be less than 1.25 to 1.00.

III.	Section 8.09 — Capital Expenditures

	A.	Capital Expenditures fiscal year to date:		$

Not to exceed $30,000,000 in any fiscal year plus not more than $10,000,000 carried over from the immediately preceding fiscal year.

	B.	Carried Over Capital Expenditures from prior fiscal year:		$

IV.	Section 7.14 — Material Subsidiaries

	A.	5% of consolidated net assets of American Vanguard:		$

	B.	Consolidated net assets of Subsidiaries who were not Guarantors or Material Subsidiaries as of the end of the immediately preceding fiscal quarter:		$

	C.	If B is greater than A, identity of Subsidiary (Subsidiaries) whose net assets increased (or which was acquired or created) and caused such excess:

	D.	10% of consolidated gross revenues of American Vanguard for 4 fiscal quarters most recently ended:		$

	E.	Consolidated gross revenues of Subsidiaries who were not Guarantors for the 4 fiscal quarters most recently ended.		$

	F.	If D is greater than E, identity of Subsidiary (Subsidiaries) whose gross revenues increased (or which was acquired or created) and caused such excess.

	G.	Subsidiary(ies) included in C and F that are not Guarantors:

	H.	Identity of any Subsidiary acquiring Equity Interests in Designated Borrower or Material Subsidiary during most recent fiscal quarter:

Schedule 2 to Form of Compliance Certificate

1187805/LA	-2-

Domestic Subsidiaries included in Line G are Material Domestic Subsidiaries.  Material Domestic Subsidiaries and Domestic Subsidiaries holding Equity Interests in Material Subsidiaries (Line H) are required to be Affiliate Domestic Guarantors.

Foreign Subsidiaries included in Line G are Material Foreign Subsidiaries.  Material Foreign Subsidiaries and Foreign Subsidiaries holding Equity Interests in Material Subsidiaries (Line H) are required to be Affiliate Foreign Guarantors.

V.	Section 8.05 — Investments

	A.	Acquisition Consideration for Acquisitions made after the Closing Date	$

Aggregate Acquisition Consideration for all Acquisitions made after the Closing Date not to exceed $225,000,000.

	B.	Consolidated outstanding investments of American Vanguard in Foreign Wholly-Owned Subsidiaries	$

Such Investments made after the Closing Date not to exceed $200,000,000.

	C.	Consolidated outstanding Investments of American Vanguard in Joint Ventures and other Investments
$
Such Investments made after the Closing Date not to exceed $30 Million

VI.	Section 8.16 - Distributions

	A.	Consolidated Net Income for 4 quarters ending with quarter prior to current quarter	$

	B.	Dividends declared in current quarter for payment in subsequent quarter	$

	C.	Cash dividends paid in current fiscal quarter and in two prior fiscal quarters	$

	D.	Sum of VI.B. plus VI.C (not to exceed VI.A)	$

Cash dividends declared in any fiscal quarter and paid in subsequent fiscal quarter not to exceed, when aggregated with cash dividends paid or payable during the fiscal quarter in which such cash dividend is declared and cash dividends paid during the two fiscal quarters prior to the quarter in which such declaration is paid, Consolidated Net Income for the four fiscal quarters ending prior to the fiscal quarter in which such cash dividends are declared.

Schedule 2 to Form of Compliance Certificate

1187805/LA	-3-